ABERCROMBIE & FITCH REPORTS
JUNE SALES INCREASE OF 52%;
COMPARABLE STORE SALES INCREASE 38%

MICHAEL W. KRAMER NAMED CHIEF FINANCIAL OFFICER OF ABERCROMBIE & FITCH

New Albany, Ohio, July 7, 2005: Abercrombie & Fitch Co. (NYSE: ANF) today reported net sales of $221.6 million for the five-week period ended July 2, 2005, a 52% increase over last year’s net sales of $146.1 million for the five-week period ended July 3, 2004. June comparable store sales increased 38% over the same period last year.

Year-to-date, the Company reported a net sales increase of 39% to $927.4 million from $669.5 million last year. Comparable store sales increased 25% for the year-to-date period.

June 2005 Highlights

•	Total Company net sales increased 52%

•	Total Company comparable store sales increased 38%

•	Abercrombie & Fitch comparable store sales increased 34%

•	abercrombie comparable store sales increased 68%

•	Hollister Co. comparable store sales increased 35%

Kramer Named Chief Financial Officer

The Company also announced that Michael W. Kramer, 41, will join Abercrombie & Fitch as Senior Vice President and Chief Financial Officer. His appointment is effective August 8, 2005.

“Mike has thrived in collaborative and creative environments throughout his career,” said Mike Jeffries, Chairman and Chief Executive Officer. “His understanding of leveraging the power of strong brands makes him a great new leader for the company.”

Kramer joins Abercrombie & Fitch from Apple Inc., where he was Chief Financial Officer of Apple Retail. His previous retail experience includes positions at Gateway, Inc., Limited, Inc. and Pizza Hut, Inc. of Pepsico. Mr. Kramer received a B.A. in Business Administration and Accounting from Kansas State University and is a Certified Public Accountant.

The Company operated 347 Abercrombie & Fitch stores, 162 abercrombie stores, 275 Hollister Co. stores and 5 RUEHL stores at the end of fiscal June. The Company operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, and www.hollisterco.com.

To hear Abercrombie & Fitch’s prerecorded June sales message, please dial (800) 395-0662, or internationally dial (402) 220-1262.

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For further information, call:	Thomas D. Lennox Director, Investor Relations and Corporate Communications (614) 283-6751

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release, A&F’s Form 10-K or made by management of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” and similar expressions may identify forward-looking statements. The following factors, in addition to those included in the disclosure under the heading “FORWARD-LOOKING STATEMENTS AND RISK FACTORS” in “ITEM 1. BUSINESS” of A&F’s Annual Report on Form 10-K for the fiscal year ended January 29, 2005, in some cases have affected and in the future could affect the Company’s financial performance and could cause actual results for the 2005 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: changes in consumer spending patterns and consumer preferences; the effects of political and economic events and conditions domestically and in foreign jurisdictions in which the Company operates, including, but not limited to, acts of terrorism or war; the impact of competition and pricing; changes in weather patterns; postal rate increases and changes; paper and printing costs; market price of key raw materials; ability to source product from its global supplier base; political stability; currency and exchange risks and changes in existing or potential duties, tariffs or quotas; availability of suitable store locations at appropriate terms; ability to develop new merchandise; and ability to hire, train and retain associates, and the outcome of pending litigation. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included in this Press Release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company, or any other person, that the objectives of the Company will be achieved. The forward-looking statements herein are based on information presently available to the management of the Company. Except as may be required by applicable law, the Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.